UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 20, 2010

Famous Uncle Al’s Hot Dogs & Grille, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 East Rio Salado Parkway Suite 900 Tempe, Arizona 85281
(Address of principal executive offices) (Zip Code)

(480) 366-5818
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 15, 2010, the Board of Directors of Famous Uncle Al’s Hot Dogs & Grille, Inc. (the “Company”) announced the election of Randall Capps as member of its Board of Directors, effectively immediately.

Mr. Capps is the largest shareholder of the Company and has more than 30 years experience in the Exploration and Production (E&P) oil and gas industry.  His experience began with Texaco and more recently as owner of several E&P companies.  Currently, Mr. Capps owns XOG Operating LLC, a seasoned exploration and operation company based in Midland, Texas, which develops and operates oil and gas properties in 14 states; Geronimo Holdings, Corp., which holds vast mineral rights and several supporting oil and gas companies.

Mr. Capps joins the two other members of the Board and for the purpose of any Board action each member of the Board shall receive equal votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Famous Uncle Al’s Hot Dogs & Grille, Inc.

Date: October 20, 2010	By:	/s/Scott Feldhacker
Scott Feldhacker
Chief Executive Officer

Famous Uncle Al’s Hot Dogs & Grille, Inc.

Date: October 20, 2010	By:	/s/Richard MacQueen
Richard MacQueen
President